As filed with the Securities and Exchange Commission on November 14, 1996
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                            COACHMEN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)
             INDIANA                                    35-1101097
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)
                            601 EAST BEARDSLEY AVENUE
                             ELKHART, INDIANA  46514
                                 (219) 262-0123
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  GARY L. GROOM
                            EXECUTIVE VICE PRESIDENT,
                              FINANCE AND SECRETARY
                            COACHMEN INDUSTRIES, INC.
                            601 EAST BEARDSLEY AVENUE
                             ELKHART, INDIANA 46514
                                 (219) 262-0123
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ___________________________
                                    COPY TO:
JOHN H. MCDERMOTT                                  JONATHAN K. LAYNE
WILLIAM J. QUINLAN, JR.                            GIBSON, DUNN & CRUTCHER LLP
MCDERMOTT, WILL & EMERY                            333 SOUTH GRAND AVENUE
227 WEST MONROE STREET                             LOS ANGELES, CALIFORNIA 90071
CHICAGO, ILLINOIS  60606-5096                      (213) 229-7000
(312) 372-2000
                           ___________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                           ___________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /__/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-14579
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/_______
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
                           __________________________
                        CALCULATION OF REGISTRATION FEE

                                                Proposed
                                                maximum      Proposed
                                                offering      maximum
   Title of each class of      Amount            price       aggregate       Amount of
   securities to be            to be              per        offering      registration
   registered                registered          unit(1)      price            fee

   Common Stock, without
   par value(2)  . . . .    345,000 shares(3)   $24.50       $8,452,500.00     $2,562


(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales price of a share of Common Stock of the Registrant on the New York Stock
           Exchange as reported in the consolidated reporting system on November 13, 1996.
(2) There are also being registered hereunder an equal number of common share purchase rights, which are currently attached to and transferable only with the shares of Common Stock registered hereby.
(3) Includes up to 45,000 shares which may be purchased by the Underwriters to cover over-allotments, if any.


                                EXPLANATORY NOTE

      This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration
Statement on Form S-3 (Registration No. 333-14579) filed by Coachmen Industries,
Inc. with the Securities and Exchange Commission on October 22, 1996, which was declared effective on November 13, 1996, are incorporated herein by reference.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Elkhart, Indiana on November 13, 1996.


                          COACHMEN INDUSTRIES, INC.


                         By: /s/ Thomas H. Corson
                            Thomas H. Corson
                            Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Corson and Gary L. Groom and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Coachmen Industries, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 1996.

           Signature                         Title

     /s/ Thomas H. Corson      Chairman of the Board, Chief
       Thomas H. Corson        Executive Officer and Director
                               (Principal Executive Officer)

       /s/ Gary L. Groom       Executive Vice President,
         Gary L. Groom         Finance, Secretary and Director
                               (Chief Financial Officer)


     /s/ William M. Angelo     Chief Accounting Officer
       William M. Angelo


     /s/ Philip C. Barker                   Director
       Philip C. Barker

      /s/ Keith D. Corson                   Director
        Keith D. Corson



     /s/ R. James Harring                   Director
       R. James Harring


       /s/ Philip G. Lux                    Director
         Philip G. Lux



    /s/ William P. Johnson                  Director
      William P. Johnson



    /s/ William G. Milliken                 Director
      William G. Milliken


     /s/ Claire C. Skinner                  Director
       Claire C. Skinner




                                  EXHIBIT INDEX

Exhibit
Number    Description of Exhibit

 1        Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to Form S-3 Registration Statement No. 333-14579)
 4.1      Articles of Incorporation of the Company, as amended on May 30, 1995
          (incorporated by reference to Exhibit 3(i) to the Company's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1995)
 4.2      Articles of Amendment to the Company's Articles of Incorporation
 4.3      By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 31, 1995)
 4.4      Shareholder Rights Plan (incorporated by reference to the Company's
          Registration Statement on Form 8-A)
 5        Opinion of McDermott, Will & Emery
 23(a)    Consent of McDermott, Will & Emery (included as part of Exhibit 5)
 23(b)    Consent of Coopers & Lybrand L.L.P.
 24       Powers of Attorney (included on signature page of the Registration
          Statement)


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